UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 28, 2008
Commission File Number 1-13610
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)
Former name, former address and former fiscal year, if changed since last report: NONE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 28, 2008, PMC Commercial Trust amended its (i) revolving credit facility to increase the amount available under the facility from $20 million to $45 million and (ii) warehouse facility (the “Conduit Facility”) which, among other things, extended the Conduit Facility’s maturity date from February 2008 to May 2, 2008.
     The interest rate spread on our Conduit Facility will remain the same during the extended period. The Conduit Facility cost of funds is the pass-through rate as defined in the facility documents plus 0.85%. The “pass-through” rate is the rate that the Conduit Facility pays for its commercial paper and historically has approximated LIBOR.
     The Conduit Facility allows for advances based on the amount of eligible collateral sold and has minimum collateral requirements. In addition to the extension, the amendment increased the amount of collateral required under the Conduit Facility. Due to PMC Commercial Trust having excess collateral that meets eligibility requirements of the Conduit Facility, we do not expect this change in collateral requirements to have a material impact on us.
     The funds to repay principal under our Conduit Facility are typically obtained through securitizations of the loans collateralizing advances under the Conduit Facility. As a result of current market conditions, we expect that the interest rate spread would be at or above the spread on our prior variable-rate structured transaction of LIBOR plus 1.25%. Therefore, we may delay completion of a securitization until market conditions are more favorable.
     While we can give no assurances, prior to May 2, 2008, we anticipate that we will either extend the maturity date of the Conduit Facility by as much as a year and/or complete a securitization. Accordingly, to allow us to continue our loan origination platform without disruption, we have increased the amount available under our revolving credit facility, which matures December 31, 2009, from $20 million to $45 million. We currently have approximately $24 million of Conduit Facility borrowings outstanding and have no borrowings outstanding under our revolving credit facility.
     The foregoing summary is qualified in its entirety by reference to the full text of the amendments to the Conduit Facility and the revolving credit facility attached hereto as Exhibits 10.1 and 10.2 to this Form 8-K, both of which exhibits are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above related to our revolving credit facility is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Amendment No. 3 to Credit and Security Agreement between PMC Conduit, L.P. as borrower, PMC Conduit, LLC, PMC Commercial Trust as the servicer, JS Siloed Trust, as the conduit lender and JPMorgan Chase Bank, N.A., as an alternative lender and as agent dated January 28, 2008

10.2	Seventh Amendment to Credit Agreement between PMC Commercial Trust and JPMorgan Chase Bank, N.A. dated January 28, 2008

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 30, 2008

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer